Exhibit 1.2


                             LOWE'S COMPANIES, INC.
                            ADMINISTRATIVE PROCEDURES
                           FOR FIXED RATE AND FLOATING
                             RATE MEDIUM-TERM NOTES
                            (Dated as of May 9, 1997)

OVERVIEW

         Medium-Term Notes Due Nine Months or More From Date of Issue (the "Notes") are to be offered on a continuous basis by LOWE'S COMPANIES, INC., a North Carolina corporation (the "Company"), to or through Merrill Lynch & Co., Lehman Brothers Inc. and Morgan Stanley & Co. Incorporated (each, an "Agent" and, collectively, the "Agents") pursuant to a Distribution Agreement, dated May 9, 1997 (the "Distribution Agreement"), by and among the Company and the Agents. The Distribution Agreement provides both for the sale of Notes by the Company to one or more of the Agents as principal for resale to investors and other purchasers (as may from time to time be agreed to by the Company and the related Agent or Agents) and for the sale of Notes by the Company directly to investors or to or through additional agents appointed by the Company from time to time on terms substantially similar to those contained in the Distribution Agreement and described in the applicable Pricing Supplement (as defined below).

         Unless otherwise agreed by the related Agent or Agents and the Company, Notes will be purchased by the related Agent or Agents as principal. Such purchases will be made in accordance with terms agreed upon by the related Agent or Agents and the Company (which terms shall be agreed upon orally, with written confirmation prepared by the related Agent or Agents and mailed to the Company). If agreed upon by any Agent or Agents and the Company, the Agent or Agents, acting solely as agent or agents for the Company and not as principal, will use reasonable best efforts to solicit offers to purchase the Notes. Only those provisions in these Administrative Procedures that are applicable to the particular role to be performed by the related Agent or Agents shall apply to the offer and sale of the relevant Notes.

         The  Notes  will be issued  as a series  of debt  securities  under the
Amended and Restated Indenture, dated as of December 1, 1995, as further amended, supplemented or modified from time to time (the "Indenture"), between the Company and The First National Bank of Chicago, as trustee (together with any successor in such capacity, the "Trustee"). The Company has filed a Registration Statement with the Securities and Exchange Commission (the "Commission") registering debt securities and warrants to purchase debt securities (which includes the Notes) (the "Registration Statement", which term shall include any additional registration statements filed in connection with the Notes). The most recent base prospectus deemed part of the Registration Statement, as supplemented with respect to the Notes, is herein referred to as "Prospectus". The most recent supplement to the Prospectus setting forth the purchase price, interest rate or formula, maturity date and other terms of the Notes (as applicable) is herein referred to as the "Pricing Supplement".




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



         The Notes will be issued in book-entry form and represented by one or more fully registered Notes without coupons (each, a "Global Note") delivered to the Trustee, as agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC.

         Procedures relating to the issuance of the Notes are set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Indenture or the Notes, as the case may be.

GENERAL PROCEDURES

Date of Issuance/
  Authentication:          Each  Note  will  be  dated  as of  the  date  of its
                           authentication  by the Trustee.  Each Note shall also
                           bear an original issue date (each, an "Original Issue
                           Date"). The Original Issue Date shall remain the same
                           for all  Notes  subsequently  issued  upon  transfer,
                           exchange  or   substitution   of  an  original   Note
                           regardless of their dates of authentication.

Maturities:                Each Note will  mature on a date nine  months or more
                           from its Original  Issue Date (the  "Stated  Maturity
                           Date") selected by the investor or other purchaser and agreed to by the Company.

Registration:              Unless otherwise  provided in the applicable  Pricing
                           Supplement, Notes will be issued only in fully registered form.

Denominations:             Unless otherwise  provided in the applicable  Pricing
                           Supplement, the Notes will be issued in denominations of $1,000 and integral multiples thereof.

Interest Rate Bases
  applicable to
  Floating Rate
  Notes: Unless otherwise provided in the applicable Pricing Supplement, Floating Rate Notes will bear interest at a Rate or rates determined by reference to the CD Rate, the CMT Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR, the Prime Rate, the Treasury Rate, or such other interest rate basis or formula as may be set forth in applicable Pricing Supplement, or by reference to two or more such rates, as adjusted by the Spread and/or Spread Multiplier, if any, applicable to such Floating Rate Notes.

Redemption/Repayment:      The  Notes  will  be  subject  to  redemption  by the
                           Company in accordance with the terms of the Notes, which will be fixed at the time of sale and set forth in the applicable Pricing Supplement. If no Initial
                           Redemption Date is indicated with respect to a Note, such Note will not be redeemable prior to its Stated
                           Maturity



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



                           Date. The Notes will be subject to repayment at the option of the Holders thereof in accordance with the terms of the Notes, which will be fixed at the time of sale and set forth in the applicable Pricing Supplement. If no Optional Repayment Date is indicated with respect to a Note, such Note will not be repayable at the option of the Holder prior to its Stated Maturity Date.

Calculation of
  Interest:                In case  of  Fixed  Rate  Notes, interest  (including
                           payments for partial periods) will be calculated and paid on the basis of a 360-day year of twelve 30-day months. The interest rate on each Floating Rate Note will be calculated by reference to the specified
                           Interest Rate Basis or Bases plus or minus the applicable Spread, if any, and/or multiplied by the applicable Spread Multiplier, if any.

                           Unless otherwise provided in the applicable Pricing Supplement, interest on each Floating Rate Note will be calculated by multiplying its principal amount by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated. Unless otherwise provided in the applicable Pricing Supplement, the interest factor for each such day is computed by dividing the interest rate applicable to such day by 360 if the CD Rate, Commercial Paper Rate, Eleventh District Cost of Funds Rate, Federal Funds Rate, LIBOR or Prime Rate is an applicable Interest Rate Basis, or by the actual number of days in the year if the CMT Rate or Treasury Rate is an applicable Interest Rate Basis. As provided in the applicable Pricing Supplement, the interest factor for Notes for which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in each period in the same manner as if only one of the applicable Interest Rate Bases applied as specified in the applicable Pricing Supplement and the Notes.

Interest:                  General.  Each Note will bear  interest in accordance
                           with its  terms.  Unless  otherwise  provided  in the
                           applicable Pricing Supplement,  interest on each Note
                           will accrue from and  including  the  Original  Issue
                           Date of such  Note for the first  interest  period or
                           from  the  most  recent  Interest  Payment  Date  (as
                           defined  below)  to which  interest  has been paid or
                           duly provided for all subsequent  interest periods to
                           but excluding the applicable Interest Payment Date or
                           the   Stated   Maturity   Date  or  date  of  earlier
                           redemption  or  repayment,  as the  case  may be (the
                           Stated Maturity Date or date of earlier redemption or repayment is referred to herein as the "Maturity
                           Date" with respect to the principal repayable on such
                           date).

                           If an Interest Payment Date or the Maturity Date with respect to any Fixed Rate Note falls on a day that is not a Business Day (as defined below), the required



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



                           payment to be made on such day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or Maturity, as the case may be, to the next succeeding Business Day. If an Interest Payment Date other than the Maturity Date with respect to any Floating Rate Note would otherwise fall on a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day, except that in the case of a Note for which LIBOR is an applicable Interest Rate Basis, if such Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date with respect to any Floating Rate Note falls on a day that is not a Business Day, the required payment to be made on such day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no interest shall accrue from and after such Maturity to the next succeeding Business Day. Unless otherwise provided in the applicable Pricing Supplement, "Business Day" means any day other than a Saturday or Sunday, that is neither a legal holiday, nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York.

                           Regular Record Dates. Unless otherwise provided in the applicable Pricing Supplement, the "Regular Record Date" for a Note shall be the date 15 calendar days (whether or not a Business Day) preceding the applicable Interest Payment Date.

                           Interest Payment Dates. Interest payments will be made on each Interest Payment Date commencing with the first Interest Payment Date following the Original Issue Date; provided, however, that the first payment of interest on any Note originally issued between a Regular Record Date and an Interest Payment Date will occur on the Interest Payment Date following the next succeeding Regular Record Date. Unless otherwise provided in the applicable Pricing Supplement, interest payments on Fixed Rate Notes will be made semiannually in arrears on March 1 and September 1 of each year and on the Maturity Date, while interest payments on Floating Rate Notes will be made as specified in the applicable Pricing Supplement.

                           Acceptance and Rejection of Offers from Solicitation as Agents. If agreed upon by any Agent and the Company, then such Agent acting solely as agent for the Company and not as principal will solicit purchases of the Notes. Each Agent will communicate to the Company, orally or in writing, each reasonable offer to purchase Notes solicited by such Agent on an agency basis, other than those offers rejected by such Agent. Each Agent has the right, in its discretion



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



                           reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be a breach of such Agent's agreement contained in the Distribution Agreement. The Company has the sole right to accept or reject any proposed purchase of Notes, in whole or in part, and any such rejection shall not a breach of the Company's agreement contained in the Distribution Agreement. Each Agent has agreed to make reasonable best efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company.

Preparation of
 Pricing Supplement:       If any offer to  purchase a Note is  accepted  by the
                           Company,  the Company will promptly prepare a Pricing
                           Supplement   reflecting   the  terms  of  such  Note.
                           Information to be included in the Pricing Supplement shall include:

                                  1.   the name of the Company;

                                  2. the title of the Notes;

                                  3. the date of the Pricing Supplement and the date of the Prospectus to which the Pricing Supplement relates;

                                  4. the name of the Offering Agent (as defined below);

                                  5. whether such Notes are being sold to the Offering Agent as principal or to an investor or other purchaser through the Offering Agent acting as agent for the Company;

                                  6. with respect to Notes sold to the Offering Agent as principal, whether such Notes will be resold by the Offering Agent to investors and other purchasers at (i) a fixed public offering price of a specified percentage of their principal amount or (ii) at varying prices related to prevailing market prices at the time of resale to be determined by the Offering Agent;

                                  7. with respect to Notes sold to an investor or other purchaser through the Offering Agent acting as agent for the Company, whether such Notes will be sold at (i) 100% of their principal amount or (ii) a specified percentage of their principal amount;

                                  8.   the   Offering    Agent's   discount   or
                                  commission;

                                  9. Net proceeds to the Company;




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



                                  10. the Principal Amount, Original Issue Date, Stated Maturity Date, Interest Payment Date(s), Authorized Denomination, Initial Redemption Date, if any, Initial Redemption
                                  Percentage, if any, Annual Redemption Percentage Reduction, if any, Optional Repayment Date(s), if any, Exchange Rate Agent, if any, Default Rate, if any, and, in the case of Fixed Rate Notes, the Interest Rate, and, in the case of Floating Rate Notes, the Interest Category, the Interest Rate Basis or Bases, the Day Count Convention, Index Maturity (if applicable), Initial Interest Rate, if any, Maximum Interest Rate, if any, Minimum Interest Rate, if any, Initial Interest Reset Date, Interest Reset Dates, Spread and/or Spread Multiplier, if any, and Calculation Agent; and

                                  11. any other additional provisions of the Notes material to investors or other purchasers of the Notes not otherwise specified in the Prospectus.

                           The Company shall use its reasonable efforts to send such Pricing Supplement by telecopy or overnight express (for delivery by the close of business on the applicable trade date, but in no event later than 11:00 a.m. New York City time, on the Business Day following the applicable trade date) to the Agent which made or presented the offer to purchase the applicable Note (in such capacity, the "Offering Agent") and the Trustee at the following applicable address:

                                  if to Trustee:

                                  The First National Bank of Chicago
                                  One First National Plaza, Suite 0126
                                  Chicago, Illinois 60602
                                  Attention:  Corporate Trust Services Division

                                  if to Agents:

                                  Merrill Lynch & Co.
                                  Tritech Services
                                  40 Colonial Drive
                                  Piscataway, New Jersey 08854
                                  Attention: Prospectus Operations/Nachman Kimerling
                                  Phone: (908) 885-2768
                                  Telecopier: (908) 885-2774/5/6
                                  with a copy to:
                                  Merrill Lynch & Co.
                                  Merrill Lynch, Pierce, Fenner & Smith Incorporated
                                  World Financial Center



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



                                  North Tower, 10th Floor
                                  New York, New York 10281-1310
                                  Attention: MTN Product Management
                                  Phone: (212) 449-7476
                                  Telecopier: (212) 449-2234
                                  with a copy to:
                                  Brown & Wood
                                  One World Trade Center
                                  New York, New York 10048
                                  Attention: Norman D. Slonaker, Esq.

                                  Lehman Brothers Inc.
                                  3 World Financial Center
                                  200 Vesey Street
                                  New York, New York  10285
                                  Attention: MTN Product Management

                                  Morgan Stanley & Co. Incorporated
                                  1585 Broadway
                                  2nd Floor
                                  New York, New York  10036
                                  Attention: Manager - Continuously Offered Products


                           In each instance that a Pricing Supplement is prepared, the Offering Agent will provide a copy of such Pricing Supplement to each investor or purchaser of the relevant Notes or its agent. Pursuant to Rule 434 of the Securities Act of 1933, as amended ("Rule 434"), the Pricing Supplement may be delivered separately from the Prospectus. Outdated Pricing Supplements (other than those retained for files) will be destroyed.

Settlement:                The  receipt of  immediately  available  funds by the
                           Company in payment for a Note and the  authentication
                           and delivery of such Note shall, with respect to such
                           Note, constitute "settlement". Offers accepted by the
                           Company will be settled in three Business Days, or at
                           such time as the purchaser,  the applicable Agent and
                           the Company  shall agree,  pursuant to the  timetable
                           for  settlement  set forth  below  under  "Settlement
                           Procedures  Timetable"  (each  such  date  fixed  for
                           settlement   is   hereinafter   referred   to   as  a
                           "Settlement  Date").  If  procedures  A and B of  the
                           Settlement Procedures with respect to a particular offer are not completed on or before the time set forth under the Settlement Procedures Timetable, such offer shall not be settled until the Business Day following the completion of settlement



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



                           procedures A and B or such later date as the purchaser and the Company shall agree. The foregoing settlement procedures may be modified with respect to any purchase of Notes by an Agent as principal if so agreed by the Company and such Agent.

Procedure for Changing
 Rates or Other
 Variable Terms:           When a  decision  has  been  reached  to  change  the
                           interest rate or any other variable term on any Notes
                           being sold by the Company,  the Company will promptly
                           advise  the  Agents  and  the  Trustee  by  facsimile
                           transmission  and the Agents will  forthwith  suspend
                           solicitation  of offers to purchase  such Notes.  The
                           Agents    will    telephone    the    Company    with
                           recommendations  as to the changed  interest rates or
                           other  variable  terms.  At such time as the  Company
                           notifies  the  Agents  and  the  Trustee  of the  new
                           interest  rates or other variable  terms,  the Agents
                           may resume  solicitation  of offers to purchase  such
                           Notes.   Until  such  time,   only   "indications  of
                           interest"   may  be   recorded.   Immediately   after
                           acceptance  by the  Company  of an offer to  purchase
                           Notes at a new interest rate or new variable term, the Company, the Offering Agent and the Trustee shall follow the procedures set forth under the applicable
                           Settlement Procedures.

Suspension of Solicitation;
 Amendment/Supplement:     The  Company  may  instruct  the  Agents  to  suspend
                           solicitation of offers to purchase Notes at any time.
                           Upon  receipt of such  instructions,  the Agents will
                           forthwith suspend  solicitation of offers to purchase
                           from the  Company  until such time as the Company has
                           advised  the Agents  that  solicitation  of offers to
                           purchase  may be resumed.  If the Company  decides to
                           amend or supplement the Registration Statement or the
                           Prospectus   (other  than  to   establish  or  change
                           interest rates or formulas, maturities, prices or other similar variable terms with respect to the Notes), it will promptly advise the Agents and will furnish the Agents and their counsel with copies of the proposed amendment or supplement. Copies of such amendment or supplement will be delivered or mailed to the Agents, their counsel and the Trustee in quantities which such parties may reasonably request at the following respective addresses:

                                  if to Trustee:

                                  The First National Bank of Chicago
                                  One First National Plaza, Suite 0126
                                  Chicago, Illinois 60602
                                  Attention:  Corporate Trust Services Division

                                  if to Agents:

                                  Merrill Lynch & Co.
                                  Tritech Services
                                  40 Colonial Drive
                                  Piscataway, New Jersey 08854
                                  Attention: Prospectus Operations/Nachman Kimerling
                                  Phone: (908) 885-2768
                                  Telecopier: (908) 885-2774/5/6
                                  with a copy to:
                                  Merrill Lynch & Co.
                                  Merrill Lynch, Pierce, Fenner & Smith Incorporated
                                  World Financial Center
                                  North Tower, 10th Floor
                                  New York, New York 10281-1310
                                  Attention: MTN Product Management
                                  Phone: (212) 449-7476
                                  Telecopier: (212) 449-2234
                                  with a copy to:
                                  Brown & Wood
                                  One World Trade Center
                                  New York, New York 10048
                                  Attention: Norman D. Slonaker, Esq.

                                  Lehman Brothers Inc.
                                  3 World Financial Center
                                  200 Vesey Street
                                  New York, New York  10285
                                  Attention: MTN Product Management

                                  Morgan Stanley & Co. Incorporated
                                  1585 Broadway
                                  2nd Floor
                                  New York, New York  10036
                                  Attention: Manager - Continuously Offered Products

                                  with a copy to:

                                  Shearman & Sterling
                                  599 Lexington Avenue
                                  New York, New York  10022-4676
                                  Attention: Joel S. Klaperman


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




                           In the event that at the time the solicitation of offers to purchase from the Company is suspended (other than to establish or change interest rates or formulas, maturities, prices or other similar variable terms with respect to the Notes) there shall be any offers to purchase Notes that have been accepted by the Company which have not been settled, the Company will promptly advise the Offering Agent and the Trustee whether such offers may be settled and whether copies of the Prospectus as theretofore amended and/or supplemented as in effect at the time of the suspension may be delivered in connection with the settlement of such offers. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such offers may not be settled or that copies of such Prospectus may not be so delivered.

Delivery of Prospectus
 and applicable
 Pricing Supplement: A copy of the most recent Prospectus and the applicable Pricing Supplement, which pursuant to Rule 434 may be delivered separately from the Prospectus, must accompany or precede the earlier of
                           (a) the written confirmation of a sale sent to an investor or other purchaser or its agent and (b) the delivery of Notes to an investor or other purchaser or its agent.

Authenticity of
 Signatures:               The Agents will have no  obligation  or  liability to
                           the   Company  or  the  Trustee  in  respect  of  the
                           authenticity   of  the   signature  of  any  officer,
                           employee or agent of the Company or the Trustee on any Note.

Documents Incorporated
 by Reference:             The Company  shall supply the Agents with an adequate
                           supply of all documents incorporated by reference in the Registration Statement and the Prospectus.


BOOK ENTRY PROCEDURES

     In connection with the qualification of Notes issued in book-entry form for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations from the Company and the Trustee to DTC, dated May 9, 1997, and a Certificate Agreement, dated May 26, 1989, between the Trustee and DTC, as amended (the "Certificate Agreement"), and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

Issuance:                  All Fixed Rate Notes issued in book-entry form having
                           the same Original Issue Date,  Interest Rate, Default
                           Rate,  Interest  Payment  Dates,   redemption  and/or
                           repayment terms,



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



                           if any, and Stated Maturity Date (collectively, the "Fixed Rate Terms") will be represented initially by a single Global Note; and all Floating Rate Notes issued in book-entry form having the same Original Issue Date, Interest Category, formula for the calculation of interest (including the Interest Rate Basis or Bases, which may be the CD Rate, the CMT Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR, the Prime Rate or the Treasury Rate or any other interest rate basis or formula, and Spread and/or Spread Multiplier, if any), Day Count Convention, Initial Interest Rate, Default Rate, Index Maturity (if applicable), Minimum Interest
                           Rate, if any, Maximum Interest Rate, if any, redemption and/or repayment terms, if any, Interest Payment Dates, Initial Interest Reset Date, Interest Reset Dates and Stated Maturity Date (collectively, the "Floating Rate Terms") will be represented initially by a single Global Note. For other variable terms with respect to the Fixed Rate Notes and Floating Rate Notes, see the Prospectus and the applicable Pricing Supplement.

Identification:            The  Company  has  arranged  with the  CUSIP  Service
                           Bureau of Standard & Poor's  Corporation  (the "CUSIP
                           Service Bureau") for the reservation of one series of CUSIP numbers, which series consists of approximately
                           900 CUSIP numbers which have been reserved for and relate to Global Notes, and the Company has delivered to each of the Trustee and DTC such list of such CUSIP numbers. The Company will assign CUSIP numbers to Global Notes as described below under Settlement
                           Procedure B. DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Global Notes. The Trustee will notify the Company at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Global
                           Notes, and, if it deems necessary, the Company will reserve and obtain additional CUSIP numbers for assignment to Global Notes. Upon obtaining such additional CUSIP numbers, the Company will deliver a list of such additional numbers to the Trustee and DTC. Notes issued in book-entry form in excess of $200,000,000 aggregate principal amount and otherwise required to be represented by the same Global Note will instead be represented by two or more Global
                           Notes which shall all be assigned the same CUSIP number.

Registration:              Unless  otherwise  specified by DTC, each Global Note
                           will be  registered  in the  name  of Cede & Co.,  as
                           nominee for DTC, on the  register  maintained  by the
                           Trustee under the Indenture.  The beneficial owner of
                           a Note issued in book-entry form (i.e., an owner of a
                           beneficial interest in a Global Note) (or one or more
                           indirect  participants  in  DTC  designated  by  such
                           owner) will designate one or more participants in DTC
                           (with respect to such Note issued in book-entry form,
                           the   "Participants")   to  act  as  agent  for  such
                           beneficial owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such Note issued in book-entry form in the account of such Participants. The ownership interest of such beneficial owner in such Note issued in book-entry form will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:                 Transfers  of  beneficial  ownership  interests  in a
                           Global Note will be accomplished by book entries made
                           by DTC and, in turn, by Participants  (and in certain
                           cases,  one or  more  indirect  participants  in DTC)
                           acting  on  behalf  of  beneficial   transferors  and
                           transferees of such Global Note.

Exchanges:                 The Trustee may deliver to DTC and the CUSIP  Service
                           Bureau at any time a written  notice  specifying  (a)
                           the  CUSIP  numbers  of  two  or  more  Global  Notes
                           outstanding on such date that represent  Global Notes
                           having the same Fixed  Rate  Terms or  Floating  Rate
                           Terms,  as the case may be (other than Original Issue
                           Dates),  and for which  interest has been paid to the
                           same  date;  (b) a date,  occurring  at least 30 days
                           after such written  notice is delivered  and at least
                           30 days before the next Interest Payment Date for the
                           related  Notes issued in  book-entry  form,  on which
                           such  Global  Notes shall be  exchanged  for a single
                           replacement  Global Note; and (c) a new CUSIP number,
                           obtained  from the  Company,  to be  assigned to such
                           replacement  Global  Note.  Upon  receipt  of  such a
                           notice, DTC will send to its Participants  (including
                           the Trustee) a written  reorganization  notice to the
                           effect  that such  exchange  will occur on such date.
                           Prior to the  specified  exchange  date,  the Trustee
                           will  deliver  to the CUSIP  Service  Bureau  written
                           notice  setting  forth such exchange date and the new
                           CUSIP number and stating  that,  as of such  exchange
                           date,  the CUSIP  numbers of the  Global  Notes to be
                           exchanged  will no longer be valid.  On the specified
                           exchange  date, the Trustee will exchange such Global
                           Notes for a single  Global Note bearing the new CUSIP
                           number and the CUSIP numbers of the  exchanged  Notes
                           will,  in  accordance   with  CUSIP  Service   Bureau
                           procedures,   be   canceled   and   not   immediately
                           reassigned.  Notwithstanding  the  foregoing,  if the
                           Global Notes to be exchanged  exceed  $200,000,000 in
                           aggregate principal amount, one replacement Note will
                           be   authenticated   and  issued  to  represent  each
                           $200,000,000  in  aggregate  principal  amount of the
                           exchanged Global Notes and an additional  Global Note
                           or  Notes  will  be   authenticated   and  issued  to
                           represent any remaining principal amount of such Global Notes (See "Denominations" below).

Denominations:             Unless otherwise  provided in the applicable  Pricing
                           Supplement,  Notes issued in book-entry  form will be
                           issued  in   denominations  of  $1,000  and  integral
                           multiples   thereof.   Global   Notes   will  not  be
                           denominated  in  excess  of  $200,000,000   aggregate
                           principal amount. If one or more Notes are issued in book-entry form in excess of $200,000,000 aggregate principal amount and would, but for the preceding sentence, be represented by a single Global Note, then one Global Note will be issued to represent each $200,000,000 in aggregate principal amount of such Notes issued in book-entry form and an additional
                           Global Note or Notes will be issued to represent any remaining aggregate principal amount of such Note or Notes issued in book- entry form. In such a case, each of the Global Notes representing Notes issued in book-entry form shall be assigned the same CUSIP number.

Payments of Principal
 and Interest:             Payments  of  Interest  Only.   Promptly  after  each
                           Regular Record Date, the Trustee will deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Global Note on the following Interest Payment Date
                           (other than an Interest Payment Date coinciding with the Maturity Date) and the total of such amounts. DTC will confirm the amount payable on each Global Note on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor's
                           Corporation.  On  such  Interest  Payment  Date,  the
                           Company will pay to the Trustee in immediately available funds an amount sufficient to pay the interest then due and owing on the Global Notes, and upon receipt of such funds from the Company, the Trustee in turn will pay to DTC such total amount of interest due on such Global Notes (other than on the Maturity Date), at the times and in the manner set forth below under "Manner of Payment".

                           Notice of Interest Rates. Promptly after each Interest Determination Date or Calculation Date, as the case may be, for Floating Rate Notes issued in book-entry form, the Trustee will notify each of Moody's Investors Service, Inc. and Standard & Poor's Corporation of the interest rates determined as of such Interest Determination Date.

                           Payments at Maturity. On or about the first Business Day of each month, the Trustee will deliver to the Company and DTC a written list of principal, premium, if any, and interest to be paid on each Global Note maturing or otherwise becoming due in the following month. The Trustee, the Company and DTC will confirm the amounts of such principal, premium, if any, and interest payments with respect to each such Global Note on or about the fifth Business Day preceding the Maturity Date of such Global Note. On the Maturity Date, the Company will pay to the Trustee in immediately available funds an amount sufficient to make the required payments, and upon receipt of such funds the Trustee in turn will pay to DTC the principal amount of Global Notes, together with premium, if any, and interest due on the Maturity Date, at the times and in the manner set forth below under "Manner of Payment". Promptly after payment to DTC of the principal, premium, if any, and interest due on the Maturity Date of such Global Note, the Trustee will cancel such Global Note and deliver it to the Company with an appropriate debit advice. On the first Business Day of each month, the Trustee will deliver to the Company a written statement indicating the total principal amount of outstanding Global Notes as of the close of business on the immediately preceding Business Day.

                           Manner of Payment. The total amount of any principal, premium, if any, and interest due on Global Notes on any Interest Payment Date or the Maturity Date, as the case may be, all of which shall be payable in U.S. dollars, shall be paid by the Company to the Trustee in funds available for use by the Trustee no later than 10:00 a.m., New York City time, on such date. The Company will make such payment on such Global Notes to an account specified by the Trustee. Upon receipt of such funds, the Trustee will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of principal, premium, if any, and interest due on Global Notes on such date. Thereafter on such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the beneficial interests in such Global Notes are recorded in the book-entry system maintained by DTC. Neither the Company nor the Trustee shall have any responsibility or liability for the payment by DTC of the principal of, or premium, if any, or interest on, the Global Notes.

                           Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Global Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Global Note.

Settlement
 Procedures:               Settlement  Procedures  with  regard  to each Note in
                           book-entry form sold by an Agent, as agent of the Company, or purchased by an Agent, as principal, will be as follows:

                               A. The Offering  Agent will advise the Company by
                               telephone,   confirmed  by   facsimile,   of  the
                               following settlement information:

                                  1.    Principal    amount    and    Authorized
                                  Denomination;

                                  2. Exchange Rate Agent, if any;

                                  3. (a) Fixed Rate Notes: (i) Interest Rate; and (ii) Interest Payment Dates. Whether such
                                  Note is being issued with Original Issue Discount and, if so, the terms thereof;

                                     (b)  Floating  Rate  Notes:   (i)  Interest
                                  Category;  (ii)  Interest Rate Basis or Bases;
                                  (iii) Initial Interest Rate; (iv) Spread and/or Spread Multiplier, if any; (v) Initial Interest Reset Date or Interest Reset Dates;
                                  (vi) Interest Payment Dates; (vii) Index Maturity, if any; (viii) Maximum and/or Minimum Interest Rates, if any; (ix) Day Count Convention; and (viii) Calculation Agent;

                                  4. Price to public, if any, of such Note (or whether such Note is being offered at varying prices relating to prevailing market prices at time of resale as determined by the Offering Agent);

                                  5. Trade Date;

                                  6. Settlement Date (Original Issue Date);

                                  7. Stated Maturity Date;

                                  8. Redemption provisions, if any;

                                  9. Repayment provisions, if any;

                                  10. Default Rate, if any;

                                  11. Net proceeds to the Company;

                                  12.   The   Offering   Agent's   discount   or
                                  commission;

                                  13. Whether such Note is being sold to the Offering Agent as principal or to an investor or other purchaser through the Offering Agent acting as agent for the Company; and

                                  14. Such other information specified with respect to such Note (whether by Addendum or otherwise).

                               B. The Company will assign a CUSIP number to the Global Note representing such Note and then advise the Trustee by telephone or facsimile transmission of the above settlement information received from the Offering Agent, such CUSIP number and the name of the Offering Agent. The Company will also advise the Offering Agent of the CUSIP number assigned to the Global Note.

                               C. The Trustee will communicate to DTC and the Offering Agent through DTC's Participant Terminal System a pending deposit message specifying the following settlement information:

                                  1. The information set forth in Settlement Procedure A;

                                  2. Identification numbers of the participant accounts maintained by DTC on behalf of the Trustee and the Offering Agent;

                                  3. Identification of the Global Note as a Fixed Rate Global Note or Floating Rate Global Note;

                                  4. Initial Interest Payment Date for such Note, number of days by which such date succeeds the related record date for DTC purposes (or, in the case of Floating Rate Notes which reset daily or weekly, the date five calendar days preceding the Interest Payment Date) and, if then calculable, the amount of interest payable on such Interest Payment Date (which amount shall have been confirmed by the Trustee);

                                  5.   CUSIP   number   of   the   Global   Note
                                  representing such Note; and

                                  6.  Whether  such Global Note  represents  any
                                  other   Notes   issued  or  to  be  issued  in
                                  book-entry form.

                               DTC will arrange for each pending deposit message described above to be transmitted to Standard & Poor's Corporation, which will use the information in the message to include certain terms of the related Global Note in the appropriate daily bond report published by Standard & Poor's Corporation.

                               D. The Trustee will complete and authenticate the Global Note representing such Note.

                               E. DTC will credit such Note to the participant account of the Trustee maintained by DTC.

                               F. The Trustee will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Note to the Trustee's participant account and credit such Note to the participant account of the Offering Agent maintained by DTC and (ii) to debit the settlement account of the Offering Agent and credit the settlement account of the Trustee maintained by DTC, in an amount equal to the price of such Note less such Offering Agent's discount or underwriting commission, as applicable. Any entry of such a deliver order shall be deemed to constitute a representation and warranty by the Trustee to DTC that (i) the Global Note representing such Note has been issued and authenticated and (ii) the Trustee is holding such Global Note pursuant to the Certificate Agreement.

                               G. In the case of Notes in book-entry form sold through the Offering Agent, as agent, the Offering Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Note to the Offering Agent's participant account and credit such Note to the participant account of the Participants maintained by DTC and
                               (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Offering Agent maintained by DTC in an amount equal to the initial public offering price of such Note.

                               H. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures F and G will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

                               I. Upon receipt, the Trustee will pay the Company, by wire transfer of immediately available funds to an account specified by the Company to the Trustee from time to time, the amount transferred to the Trustee in accordance with Settlement Procedure F.

                               J. The Trustee will send a copy of the Global Note by first class mail to the Company together with a statement setting forth the principal amount of Notes Outstanding as of the related Settlement Date after giving effect to such transaction and all other offers to purchase Notes of which the Company has advised the Trustee but which have not yet been settled.

                               K. If such Note was sold through the Offering Agent, as agent, the Offering Agent will confirm the purchase of such Note to the investor or other purchaser either by transmitting to the Participant with respect to such Note a confirmation order through DTC's Participant Terminal System or by mailing a written confirmation to such investor or other purchaser.

Settlement Pro-
 cedures Timetable: For offers to purchase Notes accepted by the Company, Settlement Procedures A through K set forth above shall be completed as soon as possible following the trade but not later than the respective times (New York City time) set forth below:

                         Settlement
                         Procedure          Time
                         ----------         ----
                             A              11:00 a.m. on the trade date or within one
                                                     hour following the trade
                             B              12:00 noon on the trade date or within one
                                                     hour following the trade
                             C              No later than the close of business on the
                                                     trade date
                             D              9:00 a.m. on Settlement Date



                                     17




                             E              10:00 a.m. on Settlement Date
                             F-G            No later than 2:00 p.m. on Settlement Date
                             H              4:00 p.m. on Settlement Date
                             I-J            5:00 p.m. on Settlement Date

                           Settlement Procedure H is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date. If settlement of a Note issued in book-entry form is rescheduled or canceled, the Trustee will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 5:00 p.m., New York City time, on the Business Day immediately preceding the scheduled Settlement Date.

Failure to Settle:         If the Trustee  fails to enter an SDFS deliver  order
                           with  respect  to a Note  issued in  book-entry  form
                           pursuant to  Settlement  Procedure F, the Trustee may
                           deliver to DTC,  through DTC's  Participant  Terminal
                           System,  as soon as practicable a withdrawal  message
                           instructing DTC to debit such Note to the participant
                           account of the Trustee  maintained  at DTC.  DTC will
                           process the  withdrawal  message,  provided that such
                           participant  account  contains a principal  amount of
                           the  Global  Note  representing  such Note that is at
                           least equal to the principal amount to be debited. If
                           withdrawal messages are processed with respect to all
                           of  the  Notes  represented  by a  Global  Note,  the
                           Trustee will mark such Global Note  "canceled",  make
                           appropriate   entries   in  its   records   and  send
                           certification  of destruction of such canceled Global
                           Note to the  Company.  The CUSIP  number  assigned to
                           such  Global  Note shall,  in  accordance  with CUSIP
                           Service  Bureau  procedures,   be  canceled  and  not
                           immediately  reassigned.  If withdrawal  messages are
                           processed  with  respect  to a  portion  of the Notes
                           represented  by  a  Global  Note,  the  Trustee  will
                           exchange such Global Note for two Global  Notes,  one
                           of which shall  represent  the Global Notes for which
                           withdrawal   messages  are  processed  and  shall  be
                           canceled  immediately after issuance and the other of
                           which  shall  represent  the other  Notes  previously
                           represented by the surrendered  Global Note and shall
                           bear the CUSIP number of the surrendered Global Note.
                           In the  case of any  Note  in  book-entry  form  sold
                           through the Offering Agent, as agent, if the purchase
                           price  for any such  Note is not  timely  paid to the
                           Participants  with respect  thereto by the beneficial
                           investor  or other  purchaser  thereof  (or a person,
                           including an indirect  participant in DTC,  acting on
                           behalf of such  investor  or other  purchaser),  such
                           Participants and, in turn, the related Offering Agent
                           may  enter  SDFS   deliver   orders   through   DTC's
                           Participant  Terminal  System  reversing  the  orders
                           entered  pursuant to  Settlement  Procedures F and G,
                           respectively.  Thereafter,  the Trustee  will deliver
                           the withdrawal  message and take the related  actions
                           described in the preceding paragraph. If such failure
                           shall have occurred for any reason other than default
                           by the  applicable  Offering  Agent  to  perform  its
                           obligations   hereunder  or  under  the  Distribution
                           Agreement,  the Company will  reimburse such Offering
                           Agent on an
                           equitable basis for its reasonable loss of the use of funds during the period when the funds were credited to the account of the Company. Notwithstanding the foregoing, upon any failure to settle with respect to a Note in book-entry form, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to a Note that was to have been represented by a Global Note also representing other Notes, the Trustee will provide, in accordance with Settlement
                           Procedure D, for the authentication and issuance of a Global Note representing such remaining Notes and will make appropriate entries in its records.





                                     19